UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive proxy statement.

☒	Definitive additional materials.

☐	Soliciting material pursuant to Section 240.14a-12

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Argo Group Confirms Withdrawal of Nominations by Capital Returns Master

HAMILTON, BERMUDA — December 12, 2022 – Argo Group International Holdings, Ltd. (NYSE: ARGO) (“Argo” or “the Company”) today confirmed that Capital Returns Master, Ltd. has withdrawn its nomination of candidates Ronald Bobman and David Michelson, who Capital Returns Master previously nominated to stand for election to the Argo Board of Directors in connection with the Company’s 2022 Annual Meeting of Shareholders, which will be held on December 15, 2022.

Argo issued the following statement:

The Argo Board and management team will continue to maintain an ongoing dialogue with its shareholders. We appreciate the constructive discussions we have had and the overwhelming support received for the Company’s director nominees. Argo has a highly qualified, fully engaged and significantly refreshed Board, and we will continue to take actions to maximize value for our shareholders.

Goldman Sachs & Co. LLC is serving as financial advisor to Argo and Skadden, Arps, Slate, Meagher & Flom LLP is acting as Argo’s legal counsel.

About Argo Group International Holdings, Ltd.

Argo Group International Holdings, Ltd. (NYSE: ARGO) is an underwriter of specialty insurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo Group and its insurance subsidiaries are rated ‛A-’ by Standard & Poor’s. Argo’s insurance subsidiaries are rated ‛A-’ by A.M. Best. More information on Argo and its subsidiaries is available at argogroup.com.

Forward-Looking Statements

This press release and any related oral statements may include forward-looking statements that reflect our current views with respect to future events and financial and operational performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “positioning,” “expect,” “intend,” “plan,” “believe,” “do not believe,” “aim,” “project,” “anticipate,” “confident,” “seek,” “will,” “likely,” “assume,” “estimate,” “may,” “continue,” “create,” “maximize,” “guidance,” “objective,” “outcome,” remain optimistic,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track,” “simplifies” and similar expressions of a future or forward-looking nature. Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially. For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2021, as supplemented in Argo’s subsequent Quarterly Reports on Form 10-Q, and in other filings with the U.S. Securities and Exchange Commission. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that Argo’s objectives will be achieved. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements. Each of the transactions referenced in this press release is subject to risks and uncertainties, including, but not limited to, that the transactions may be unable to be completed because of the failure to obtain required regulatory approvals or satisfy (or obtain waivers of) the closing conditions and uncertainty as to the timing of completion of the transactions.

Contacts

Investors:

Andrew Hersom
Head of Investor Relations
860-970-5845

andrew.hersom@argogroupus.com

Gregory Charpentier
AVP, Investor Relations and Corporate Finance
978-387-4150
gregory.charpentier@argogroupus.com

Media:

David Snowden
Senior Vice President, Group Communications
210-321-2104
david.snowden@argogroupus.com